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                                                                   Exhibit 10.29


                                AMENDMENT ONE TO
                              EMPLOYMENT AGREEMENT

                  AMENDMENT ONE TO EMPLOYMENT AGREEMENT, dated January 18, 2000, by and between VALOR TELECOMMUNICATIONS, LLC, a Delaware limited liability company (the "Company"), and KENNETH R. COLE (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS the Company desires to induce the Employee to continue employment with the Company as Chief Executive Officer for the amended Employment Term provided in this Agreement, and the Employee is willing to accept such employment with the Company, all in accordance with the terms and conditions set forth below and in his EMPLOYMENT AGREEMENT dated January 18, 2000;

                  NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein and in the EMPLOYMENT AGREEMENT dated January 18, 2000, the parties hereto hereby covenant and agree as follows:

1. Term of Employment. Paragraphs 2(a) and (b) of the EMPLOYMENT AGREEMENT are deleted in their entirety and the EMPLOYMENT AGREEMENT is amended as follows:

         Unless earlier terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall be for a period beginning on the Commencement Date and ending on February 7, 2006. For the period of February 7, 2004 - February 7, 2006, Employee shall have the option to work part time under mutually agreeable wages, terms and conditions that will be negotiated between Employee and the Company. Employee shall provide the Company at least 30 days notice prior to the commencement of part time employment. The period from the Commencement Date until February 7, 2006 or, in the event that the Employee's employment hereunder is earlier terminated as provided in section 7 of the EMPLOYMENT AGREEMENT, such period is hereinafter called the "Employment Term".

2. Duties. Paragraph 3 of the EMPLOYMENT AGREEMENT is deleted in its entirety and the EMPLOYMENT AGREEMENT is amended as follows:

         1. Duties. The Employee shall be employed as President and Chief Executive Officer of the Company, shall faithfully perform and discharge such duties as inhere in the position of President and Chief Executive Officer of the Company and as may be specified in the Limited Liability Company Agreement of the Company with respect to such position, and shall also perform and discharge such other duties and responsibilities

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         consistent with such position as the Board of Directors of the Company
         (the "Board of Directors") shall from time to time determine. The Employee shall report to the Board of Directors of the Company. The Employee shall perform his duties principally at offices of the Company in Dallas, Texas, with such travel to such other locations from time to time. Except as may otherwise be approved in advance by the Board of Directors, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Employee shall devote his full business time throughout the Employment Term to the services required of him hereunder. The Employee shall render his business services exclusively to the Company and its subsidiaries during the Employment Term and shall use his best efforts, judgment and energy to improve and advance the business and interests of the Company and its subsidiaries in a manner consistent with the duties of his position. Notwithstanding the foregoing, the Employee shall be entitled to participate as a director or advisor to one or more associations, businesses or community or charitable organizations in the Dallas/Ft. Worth area, so long as such activity does not (i) involve a substantial amount of the Employee's time, (ii) impair in any material respect the Employee's ability to perform his duties under this Agreement or (iii) violate the provisions of Section 9 of this Agreement.

3. Salary. Amend section 4(a) of the EMPLOYMENT AGREEMENT to delete "base salary at the annual rate of Four Hundred Fifty Thousand Dollars ($450,000)" and replace it with "base salary at the annual rate of five hundred twenty five thousand ($525,000)."

4. Other Benefits; Equity Interests. Section 5(a)(ii) of the EMPLOYMENT AGREEMENT is amended in part to add the following:

         After the conclusion of the Employment Term, Employee shall have the right to continue coverage under any medical and health plans that may be provided by the Company, its successors or assigns for its senior executive employees in accordance with the provisions of any such plans, as the same may be in effect from time to time. Employee shall have the right to obtain coverage under such medical and health plans at the same cost as may be assessed by the Company, its successors or assigns to senior executive employees for such coverage.

5. Other Benefits; Equity Interests. Section 5(b) of the EMPLOYMENT AGREEMENT is amended in part to add the following:

         Notwithstanding the provisions of the Company's 2000 Equity Incentive Non-Qualified Option Agreement or any subsequent Non-Qualified Option Agreement that the Company may issue, Employee shall not have to exercise vested Equity Interest Options within the time periods

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         prescribed in the "Option Expiration Rules" section in Schedule I of that Agreement. Employee shall not have to exercise any vested, unexercised Equity Interest Options that Employee holds at the conclusion of the Employment Term until the earlier of: i) the closing date of an acquisition of or a merger between the Company and an unrelated third party; or, ii) within 180 days of the date that the Employee becomes qualified to exercise Equity Interest Options following the initial public offering of the Company's stock on a national stock exchange.

6. All other terms of the EMPLOYMENT AGREEMENT shall remain in full force and effect.

                  IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this AMENDMENT ONE TO EMPLOYMENT AGREEMENT.

                                             VALOR TELECOMMUNICATIONS, LLC

                                                  By: /s/ Anne K. Bingaman
                                                  ------------------------
                                                  Name:  Anne K. Bingaman
                                                  Title: Chairman
                                                  Date:  January  , 2002

                                                  /s/ Kenneth R. Cole
                                                  -------------------
                                                  Kenneth R. Cole
                                                  Date:  January 2, 2002

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